EXHIBIT 10.12
SYNACOR, INC.
SERIES B PREFERRED
STOCK PURCHASE AGREEMENT
OCTOBER 1, 2004

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Page
7.10 Severability	19
7.11 Aggregation of Stock	19
7.12 Entire Agreement	19
7.13 Publicity	19
7.14 Arbitration	19

SCHEDULE A	Schedule of Investors

EXHIBIT A	Third Amended and Restated Certificate of Incorporation
EXHIBIT B	Second Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Second Amended and Restated Stock Restriction, First Refusal and Co-Sale Agreement
EXHIBIT D	Second Amended and Restated Voting Agreement
EXHIBIT E	Opinion of Counsel for the Company
EXHIBIT F	Management Rights Letter
EXHIBIT G	Indemnification Agreement

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SYNACOR, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 1st day of October, 2004, by and among SYNACOR, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”
     THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Purchase and Sale of Stock.
          1.1 Sale and Issuance of Series B Preferred Stock.
                    (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Third Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).
                    (b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of up to 3,500,000 shares of its Series B Preferred Stock (the “Shares”) at a purchase price of $2.00 per share pursuant to this Agreement and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.
                    (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing or pursuant to Section 1.3 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.3, that number of Shares set forth opposite such Investor’s name on Schedule A hereto for $2.00 per share (the “Series B Purchase Price”).
          1.2 Initial Closing. The purchase and sale of the Shares shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), 220 West 42nd Street, 20th Floor, New York, NY 10036, at 10 A.M. (local time), on the date hereof, or at such other time and place as the Company and Investors acquiring in the aggregate a majority of the Shares sold pursuant to this Agreement agree upon orally or in writing (which time and place are designated as the “Initial Closing”). At the Initial Closing the Company shall deliver to each Investor participating therein (x) any certificates, instruments and documents referred to in Section 4 below and (y) a share certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or any combination thereof.
          1.3 Subsequent Sale of Series B Preferred Stock. The Company may sell the balance of the Shares authorized in the Restated Certificate and to be sold pursuant to this Agreement but not sold at the Initial Closing to such investors (the “New Investors”) as may be approved by the Board of Directors, at a price of not less than $2.00 per share, provided that the agreement for such sale is executed within sixty (60) days after the Closing. All such purchases of Shares shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the representations and warranties by the Investors as set forth in Section 3. Such purchases of Shares shall be made by each subsequent purchaser by executing counterpart signature pages to this Agreement and the Ancillary Agreements (as defined below), making such purchaser a party and bound by the terms and conditions of this Agreement and the Ancillary Agreements. Any Shares sold pursuant to this Section 1.3 shall be deemed to be “Shares” for all purposes under this Agreement and any purchasers thereof shall be deemed to be “Investors” under this Agreement and each of the Ancillary Agreements. Each sale of additional Shares pursuant to this Section 1.3 shall be deemed a “Subsequent Closing,” and the Initial Closing or any Subsequent Closing may be referred to herein as a “Closing.” At any Subsequent Closing, the Company shall deliver to each New Investor a share certificate representing the shares that such New Investor is purchasing against payment of the purchase price therefor by check or wire transfer. Schedule A to this Agreement shall be updated to reflect the number of Shares purchased at each Subsequent Closing and the parties purchasing such Shares and shall thereafter be promptly delivered to each Investor who purchased shares at any Closing.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor which exceptions shall be deemed to be representations and warranties as if made hereunder:
          2.1 Organization, Good Standing and Qualification. The Company and its wholly-owned subsidiaries CHEK International Holdings, Inc. and MyPersonal.com, Inc. (each a “Subsidiary” and together the “Subsidiaries”) are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its respective business or properties.
          2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to sell and issue the Shares, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.
          2.3 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:
                    (a) Preferred Stock. 9,779,982 shares of Preferred Stock, par value $0.01 (the “Preferred Stock”), of which (i) 5,709,638 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”), 5,470,322 of which are issued and outstanding and 239,316 of which are issuable upon conversion of interest under the Note and Warrant Purchase Agreement dated November 18, 2002, (ii) 570,344 shares have been designated Series

A-1 Preferred Stock (the “Series A-1 Preferred Stock”), all of which are issued and outstanding and (iii) 3,500,000 shares have been designated Series B Preferred Stock (the “Series B Preferred Stock”), none of which are outstanding and all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company’s Restated Certificate.
          (b) Common Stock. 15,000,000 shares of common stock, par value $0.01 (“Common Stock”), of which 82,260 shares are issued and outstanding.
          (c) The outstanding shares of Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, and subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, the Series B Preferred Stock, are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.
          (d) Except for (i) the conversion privileges of the Preferred Stock, (ii) the rights provided in Section 2.4 of that certain Second Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (iii) warrants to purchase 598,616 shares of Common Stock, (iv) currently outstanding options to purchase 714 shares of Common Stock granted to employees and other service providers pursuant to the Chek, Inc. 1999 Stock Option Plan (the “1999 Stock Plan”) and (v) currently outstanding options to purchase 1,568,534 shares of Common Stock granted to employees and other service providers pursuant to the Chek, Inc. 2000 Stock Plan (the “2000 Stock Plan” and, together with the 1999 Stock Plan, the “Option Plans”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of 2,377,255 shares of its Common Stock for purchase upon exercise of options under the 2000 Stock Plan. The Company has reserved an aggregate of 3,054 shares of its Common Stock for purchase upon exercise of options under the 1999 Stock Plan; however, the Company may not grant any new options from its 1999 Stock Plan. The total number of shares permitted to be issued under the Option Plans equals 2,380,309. Other than the Ancillary Agreements, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no (i) proxy, stockholder agreement or other agreement or understanding between any persons and/or entities, which affects or relates to the transfer, voting or giving of written consents with respect to any security or by a director of the Company or (ii) co-sale, right of first refusal, first offer or other similar agreement with any other person or entity.
          (e) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and

Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement.
                    (f) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal and rights of repurchase applicable to each such security. Except as contemplated by this Agreement or as set forth on the Schedule of Exceptions, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the knowledge of the Company, among any holder of its capital stock, relating to the acquisition, disposition, or voting of the capital stock of the Company.
                    (g) The Company has not: (i) issued any securities in violation of the requirements of Section 5 of the Act or any other law; (ii) violated any rule, regulation or requirement under the Securities Act or Exchange Act; (iii) issued any securities in violation of any state securities laws; or (iv) redeemed any securities in violation of any applicable state or federal securities law or any agreement or contract governing the redemption of such securities.
          2.4 Subsidiaries. Except for the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.
          2.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, that certain Second Amended and Restated Stock Restriction, First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C (the “First Refusal and Co-Sale Agreement”) and that certain Second Amended and Restated Voting Agreement in the form attached hereto as Exhibit D (the “Voting Agreement”, and together with the Investors’ Rights Agreement and the First Refusal and Co-Sale Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Initial Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
          2.6 Valid Issuance of Preferred and Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.
          2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware which will be filed by the Company prior to the Initial Closing; (ii) the filing pursuant to the Regulation D, promulgated by the Securities and Exchange Commission under the Act, which filing will be effected within 15 days of the sale of the Shares hereunder, (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations which will be filed by the Company in a timely manner following the Initial Closing and each Subsequent Closing, and (iv) such other post closing filings as may be required.
          2.8 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
          2.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or any Ancillary Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company or any Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or any Subsidiary, nor is the Company or any Subsidiary aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company or any Subsidiary) involving the prior employment of any of the Company’s or the Subsidiaries’ employees, their use in connection with the Company’s or any Subsidiary’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.
          2.10 Patents and Trademarks. To its knowledge, the Company and each Subsidiary has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes (collectively, “IP”) necessary for its respective business as now conducted and as proposed to be conducted without any violation or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, the Company and each Subsidiary. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.10 that is to any extent owned by or exclusively licensed to the Company or any Subsidiary, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard “off-the-shelf” end-user, object code, internal-use software license and support/maintenance agreements. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and neither the Company nor any Subsidiary is aware of any potential basis for such an allegation or of any specific reason to believe that such an allegation may be forthcoming. Neither the Company nor any Subsidiary is aware of any infringement upon or misappropriation of any IP of the Company or any Subsidiary. Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or such Subsidiary or that would conflict with the Company’s or any Subsidiary’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s or any Subsidiary’s business by its respective employees, nor the conduct of the Company’s or any Subsidiary’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor any Subsidiary believes it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company or such Subsidiary.
          2.11 Confidentiality Agreements. Since November 18, 2002, each employee, officer and consultant of the Company and each Subsidiary has executed a Confidentiality Agreement or Consulting Agreement, as applicable, in substantially the forms previously provided to counsel for the Investors. Neither the Company nor any Subsidiary is aware that any of its respective employees, officers or consultants is in violation thereof, and the Company and each Subsidiary will use its commercially reasonable efforts to prevent any such violation.
          2.12 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.
     2.13 Agreements; Action.
          (a) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of their officers, directors, affiliates, or any affiliate thereof.
          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any Subsidiary in excess of, $50,000, or (ii) any material license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary (other than (A) the license of the Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the form of which has been provided to special counsel for the Investors or (B) the license to the Company or any Subsidiary of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company or any Subsidiary).
          (c) Neither the Company nor any Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
     2.14 Related-Party Transactions.
          (a) No employee, officer, or director of the Company or any Subsidiary (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company or any Subsidiary.
                    (b) The following persons, in each person’s capacity as an individual, are not direct stockholders of the Company: Allen F. Grum, Luiz F. Kahl, Erland E. Kailbourne, Ross B. Kenzie, Willis S. McLeese, Reginald B. Newman, Daniel P. Penberthy and Jayne K. Rand.
          2.15 Related Persons. To the Company’s knowledge, no director or officer of the Company or any Subsidiary, and no relative by blood or marriage of any director or officer of the Company or any Subsidiary, is employed directly or indirectly by or with, or has any financial interest in, the Company, any Subsidiary or any supplier, service organization, customer or other entity that has or is presently expected to have a business relationship with the Company or any Subsidiary.
          2.16 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares. No certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or, to the Company’s knowledge omits to state a material fact necessary to make the statements herein or therein not misleading.
          2.17 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.
          2.18 Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investors.
          2.19 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Subsidiaries do not own or lease any property.

          2.20 Small Business Concern. The Company acknowledges that one or more of the Investors are small business investment companies (an “SBIC”) licensed by the U.S. Small Business Administration (the “SBA”), and represents and warrants to each such Investor that is an SBIC that the Company, taken together with its “affiliates” (as that term is defined in 13 C.F.R. §121.103), is a “Small Business Concern” within the meaning of 15 U.S.C. §622(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended (the “SBIC Act”), and the regulations thereunder, including 13 C.F.R. §107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. §121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. §121.301(c)(2). Neither the Company nor any of its subsidiaries presently engages in any activities for which an SBIC is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates, when delivered to each Investor that is an SBIC, will be accurate and complete.
          2.21 Financial Statements. The Company has delivered to each Investor its consolidated unaudited financial statements (balance sheet and income and cash flow statements, including notes thereto) at December 31, 2003 and for the fiscal year then ended, and its consolidated unaudited financial statements (balance sheet and income statement) as at and for the eight-month period ended August 31, 2004 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2004 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
          2.22 Changes. Since the Financial Statement Date there has not been:
                    (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;
                    (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver by the Company of a valuable right or of a material debt owed to it;
          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
          (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
          (f) any material change in any compensation arrangement or agreement with any employee;
          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
          (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;
          (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
          (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
          (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
          (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;
          (m) to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or
          (n) any agreement or commitment by the Company to do any of the things described in this Section 2.22.
     2.23 Employee Benefit Plans. Neither the Company nor any Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.24 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the Financial Statement Date, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
          2.25 Insurance. The Company has in full force and effect workers’ compensation insurance required by the applicable law, fire and casualty insurance policies, with extended coverage customary for companies similarly situated and, in the case of fire and casualty insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.
          2.26 Minute Books. The minute books of the Company provided or made available to the Investors contain a complete summary of all meetings and actions taken by written consent of directors and any committee thereof and stockholders since the time of incorporation and reflect all transactions referred to in such minutes or consents accurately in all material respects. The stock ledger of the Company as provided to counsel to the Investors is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.
          2.27 Labor Agreements and Actions; Employee Compensation. Neither the Company nor any Subsidiary is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the

Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or any Subsidiary (as such businesses are presently conducted and as it is proposed to be conducted), nor is the Company or any Subsidiary aware of any labor organization activity involving its employees. Neither the Company nor any Subsidiary is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or such Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and each Subsidiary is terminable at the will of the Company. To the knowledge of the Company, the Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.
          2.28 Other Agreements of Employees. To the Company’s knowledge, no officer, director, stockholder, or employee of the Company or any Subsidiary is a party to or bound by any agreement, contract, or commitment that materially and adversely affects the business, operations or prospects of the Company or any Subsidiary, or the right of any such person to participate in the Company’s or any Subsidiary’s affairs and perform the duties of his office or capacity in connection therewith, or that obligates any such person to perform any duty for any prior employer or principal.
          2.29 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.
          2.30 Qualified Small Business Stock. As of the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between the inception of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided however, that in no event shall the Company be liable to the Investors for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Section 1202 unless such determination shall have been given by the Company in a manner either negligent or fraudulent.
          2.31 Qualified Business. The Company is a “Qualified Business” as defined under Section 11(a)(6) of the New York Tax Law.

          2.32 Representations Complete. No representation or warranty of the Company made in this Agreement or any Ancillary Agreement, or in any schedule, document or certificate furnished pursuant to this Agreement or any Ancillary Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading. There is no fact or circumstance which is not disclosed in this Agreement or the schedules hereto which could reasonably be expected to have a material adverse effect on the Company’s financial condition, operating results, assets, supplier relations, customer relations, employee relations or business prospects.
     3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:
          3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
          3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
          3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.
          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

          3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
          3.6 Restricted Securities. Such Investor understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:
                    (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
                    (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
                    (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.
          3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
                    (a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”

                         (b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.
                    3.9 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor, nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor, shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.
          4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto, except that Sections 4.1, 4.3, 4.6 and 4.9 need not be fulfilled for subsequent sales of the Shares pursuant to Section 1.3 hereof:
                    4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing.
                    4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
                    4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the Financial Statements.
                    4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
                    4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
                    4.6 Secretary’s Certificate. The Secretary or Assistant Secretary of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

          4.7 Nondisclosure and Development Agreements. Each key manager, as determined by the Board of Directors, each founder, officer, and key employee of the Company shall have entered into a non-disclosure and development agreement substantially in the form previously provided or made available to the Investors.
          4.8 Board of Directors. The Company and its stockholders shall have taken all necessary corporate action such that, immediately following the Initial Closing, the Board of Directors of the Company shall be constituted as set forth in the Voting Agreement.
          4.9 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer, counsel for the Company, an opinion, dated as of the Initial Closing, in the form attached hereto as Exhibit E.
          4.10 Investors’ Rights Agreement. The Company and the other parties thereto (other than such Investor) sufficient to amend and restate the Amended and Restated Investors’ Rights Agreement dated October 7, 2003 shall have executed and delivered the Investors’ Rights Agreement in the form attached as Exhibit B.
          4.11 Stock Restriction, First Refusal and Co-Sale Agreement. The Company and the other parties thereto (other than such Investor) sufficient to amend and restate the Amended and Restated Stock Restriction, First Refusal and Co-Sale Agreement dated October 7, 2003 shall have executed and delivered the Stock Restriction, First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C.
          4.12 Voting Agreement. The Company and the other parties thereto (other than such Investor) sufficient to amend and restate the Amended and Restated Voting Agreement dated October 7, 2003 shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit D.
          4.13 Management Rights Letter. The Company shall have entered into a Management Rights Letter, in the form attached hereto as Exhibit F, with certain of the Investors.
          4.14 Indemnification Agreements. The Company shall have entered into prior to the closing an indemnification agreement in substantially the form attached hereto as Exhibit G with each member of the Board of Directors as of and immediately following the Initial Closing.
          4.15 Minimum Investment Amount. The Initial Closing shall include an aggregate investment amount of at least $4,000,000.
          4.16 Certificate of Incorporation. The Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.
          4.17 Approval of Stock Option Plan Increase. The Board of Directors of the Company and the Company’s stockholders shall have duly and validly approved an increase in the number of shares reserved for issuance under the 2000 Stock Plan such that the aggregate number of shares of Common Stock authorized to be issued under the 2000 Stock Plan shall be 2,377,255 shares as of the Initial Closing.
                    4.18 SBIC Forms. On or before the closing of the transactions contemplated by this Agreement, each Investor that is an SBIC shall have received the following SBA documents: (a) SBA Form 480 (Size Status Declaration), (b) SBA Form 652 (Assurance of Compliance) completed and executed by the Company and (c) SBA Form 1031 (Portfolio Finance Report), Parts A and B completed by the Company.
          5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:
                    5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing.
                    5.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.1(c), including by cancellation of indebtedness to the Company.
                    5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
          6. Post Closing Covenants.
                    6.1 Use of Proceeds. The Company shall use proceeds from the sale of the Shares for working capital and general corporate purposes including expansion and new product development and for such other purposes as the Board of Directors shall so determine.
                    6.2 Key Man Insurance. The Company shall maintain term life insurance on the lives of certain key employees of the Company, as determined by the Board of Directors, in the amount of $1,000,000 each. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.
                    6.3 D&O Insurance. The Company shall establish D&O insurance, including prior acts coverage so long as, in the opinion of the Board of Directors of the Company, the cost of such prior acts coverage is not prohibitive, on terms and conditions satisfactory to the Investors.
          7. Miscellaneous.
                    7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
                    7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
                    7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.
                    7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                    7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
                    7.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 7.6) (and in the case of the Investors, with a copy to Haynes and Boone, L.L.P., 2505 N. Plano Road, Suite 4000, Richardson, Texas 75082, ATTN: Bo Sartain).
                    7.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.
          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
                    7.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation,

execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, (a) pay the legal, accounting, consulting and out-of-pocket expenses incurred at the direction of Advantage Capital New York Partners I, L.P. (the “Lead Investor”) with respect to the negotiating, execution and delivery of this Agreement, including the costs incurred with respect to the review of this Agreement by the other Investors; provided, that such fees and expenses shall not exceed $30,000 in the aggregate, with up to an additional $5,000 paid to counsel to Intel Capital Corporation for their review of this Agreement and (b) pay a sum not to exceed $1,000 for due diligence costs incurred with respect to the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty percent (60%) of the Conversion Shares issued or issuable upon conversion of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.
     7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     7.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     7.13 Publicity. Each party hereto may publicly disclose the transactions described in this Agreement in the ordinary course of business.
     7.14 Arbitration. Any controversy between the parties hereto involving any claim arising out of or relating to the termination of this Agreement, will be submitted to and be settled by final and binding arbitration in New York, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that (i) this Section 7.14 shall not apply to Intel Capital Corporation (“Intel Capital”) and its affiliates, and (ii) this Section 7.14 shall apply to any transferee of Shares that is not a partner or affiliate of Intel Capital. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company and the Lenders, or failing such agreement, an arbitrator experienced in the sale of similarly sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.
(Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SYNACOR, INC.

By	/s/ Ron Frankel

Ron Frankel
President and Chief Executive Officer

Address:	50 Fountain Plaza, Suite 1520
Buffalo, NY 14202

INVESTORS:

ADVANTAGE CAPITAL NEW YORK PARTNERS I, L.P.

By	/s/ M. Scott Murphy

Name:	Scott Murphy
Title:	Sr. Vice President

Address:	521 Madison Avenue, 7th Floor
New York, NY 10022

ACCESS TECHNOLOGY CAPITAL, LLC

By	/s/ Peter L. Thoren

Name:	Peter L. Thoren
Title:	Vice President

Address:	730 Fifth Avenue, 20th Floor
New York, NY 10019

SIGNATURE PAGE TO SYNACOR, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT

INTEL CAPITAL CORPORATION

By	/s/ Ravi Jacob

Name:	Ravi Jacob
Title:	Vice President, Finance & Enterprise Services
Group, Assistant Treasurer, M&A

Address:	c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052
Facsimile: (408) 765-6038

With a copy by e-mail to:
portfolio.manager@intel.com

CRYSTAL INTERNET VENTURE FUND II (BVI), L.P.

CRYSTAL INTERNET VENTURE FUND II (BVI),
CRYSTAL VISION, L.P.

By:	Crystal Venture II, Ltd.
Its:	General Partner

By	/s/ Daniel Kellogg

Name:	Daniel Kellogg
Title:	Vice President

Address:	1120 Chester Avenue, Suite 418
Cleveland, OH 44114

/s/ Jeremy M. Jacobs, Jr.

Jeremy M. Jacobs, Jr.

Address:	c/o Delaware North Co.
40 Fountain Plaza
Buffalo, NY 14202
Attn: Mike Gallagher

SIGNATURE PAGE TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT ENTERED INTO BY AND AMONG SYNACOR, INC. AND THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO.

SIGNATURE PAGE TO SYNACOR, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT

RAND CAPITAL SBIC, L.P.

By	/s/ Daniel Penberthy

Name:	Daniel Penberthy
Title:	Manager

Address:	2200 Rand Building
Buffalo, NY 14203

PACVEN WALDEN VENTURES IV ASSOCIATES FUND, L.P.

By	/s/ Lip-Bu Tan

Name:	Lip-Bu Tan
Title:	Director

of Pacven Walden Management Co., Ltd.
as General Partner of Pacven Walden Management II, L.P.
as General Partner of Pacven Walden Ventures IV
Associates Fund, L.P.

PACVEN WALDEN VENTURES IV, L.P.

By	/s/ Lip-Bu Tan

Name:	Lip-Bu Tan
Title:	Director

of Pacven Walden Management Co., Ltd.
as General Partner of Pacven Walden Management II, L.P.
as General Partner of Pacven Walden Ventures IV, L.P.

Address:	One California Street, 28th Floor
San Francisco, CA 94111

JORON MANAGEMENT LLC

By	/s/ Jordan Levy

Name:	Jordan Levy
Title:	Manager

Address:	50 Fountain Plaza, Suite 1320
Buffalo, NY 14202

SIGNATURE PAGE TO SYNACOR, INC.
SERIES B PREFERRED STOCK PURCHASE AGREEMENT